                                                                    EXHIBIT 10.7
                                                                    ------------

                               LICENSE AGREEMENT


     This LICENSE AGREEMENT (the "Agreement") effective as of May 31, 1996 (the "Effective Date"), is entered by and between Scios Inc., a Delaware corporation, with principal offices at 2450 Bayshore Parkway, Mountain View, California 94043 ("Scios"), and GenVec, Inc., a Delaware corporation, having a principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 ("GenVec").

                                    RECITALS

     A. Scios is the sole and exclusive owner of certain Patent Rights and Know-How (as such terms are defined below) relating to vascular endothelial growth factor (VEGF) 121 and nucleic acid sequences encoding VEGF 121, and the use thereof, and related subject matter;

     B. GenVec desires to obtain an exclusive license to the Patent Rights and Know-How in the Field (as defined below) and Scios is willing to grant such a license to GenVec, on the terms and conditions herein;

     C. GenVec and Scios each wish to cooperate to facilitate the development of proprietary VEGF products, as set forth herein;

     D. Of even date herewith, Scios and GenVec have entered into a Stock Warrant Agreement pursuant to which GenVec will grant to Scios a warrant to purchase shares of GenVec common stock; and

     E. Of even date herewith, Scios and GenVec have entered into a Stock Purchase Agreement (attached hereto as Exhibit D) pursuant to which Scios will purchase shares of GenVec Class D Convertible Preferred Stock.


     NOW, THEREFORE, Scios and GenVec agree as follows:


1.   DEFINITIONS

     1.1  "Affiliate" means any corporation or other entity which is directly or
           ---------
indirectly controlling, controlled by or under the common control of a party hereto. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.2  "Competing Product" shall mean any product in the Field sold by a
           -----------------
person other than (a) GenVec, (b) a GenVec sublicensee of the Licensed Technology, (c) Genentech, Inc., or (d) a sublicensee of Genentech's patent rights with respect to VEGF, in each case, which if sold by GenVec would be a Licensed Product.

     1.3  "Confidential Information" shall mean (i) any proprietary or
           ------------------------
confidential information or material in tangible form disclosed hereunder that is marked as "confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

     1.4  "Core Countries" shall mean the United States, Canada, Mexico, Japan,
           --------------
United Kingdom, France, Germany and Italy.

     1.5  "Derived" shall mean a DNA sequence based on the human VEGF gene which
           -------
(i) is a fragment isolated from the human VEGF gene, which fragment encodes a peptide with biological activity substantially functionally equivalent to the native VEGF protein, *

     1.6  "Equity Value" shall mean an amount for the purchase of shares of
           ------------
GenVec stock, which is equal to * of the fair market value of such stock, with such fair market value determined based on the share price on the date of actual purchase, unless GenVec enters into a written agreement to sell such equity to the purchasing party in the future and the share price on the actual date of purchase is lower than the share price at the date such agreement is executed, in which event the fair market value of such equity for purposes of this Section
1.6 shall be based on the share price on the date such agreement is executed.

     1.7  "Excess Equity Purchase Amount" shall mean any amount received by
           -----------------------------
GenVec from a corporate partner in connection with an agreement for the development or commercialization of a Licensed Product for the purchase of shares of GenVec stock which is greater than the Equity Value of such stock.

     1.8  "Field" shall mean gene therapy using a DNA sequence encoding all or
           -----
part of the gene for vascular endothelial growth factor (VEGF), or a *

     1.9  "Licensed Product" shall mean any product containing a DNA sequence
           ----------------
from the VEGF gene (*) or any product containing a DNA sequence Derived therefrom or a product within the scope of a Valid Claim within the Patent Rights.

    1.10  "Licensed Technology" means the Know-How and Patent Rights.
           -------------------

          1.10.1  "Know-How" shall mean any and all technical information,
                   --------
materials (including without limitation, biological materials), processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, and other technical data which is owned, in whole or part, or controlled by Scios or its Affiliates during the term of this Agreement, which is necessary or useful for the development, manufacture, use or sale of Licensed Products. Know-How shall not include any inventions included in the Patent Rights, and shall not include any business information, such as market research or business analysis.

          1.10.2  "Patent Rights" means (i) the patent applications and patents
                   -------------
listed on Exhibit A hereto, and (ii) all patent applications and patents relating to a DNA sequence encoding all or part of a gene for VEGF or a sequence Derived therefrom, or methods of use thereof, or methods of making or use of a gene for VEGF or, a sequence Derived therefrom, in each case, which is owned, in whole or part, or controlled by Scios or its Affiliates during the term of this Agreement including, without limitation, Scios' interest in any Joint Inventions; and all divisions, continuations, continuations-in-part, and substitutions of any of the preceding; all foreign patent applications corresponding to any of the preceding applications or patents; and all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues, and re-examinations.

     1.11  "Manufacturing Costs" shall mean (i) all direct and indirect costs
            -------------------
related to the manufacture of Licensed Products, including without limitation, costs for personnel, materials, quality control, regulatory compliance, administrative expenses, subcontractors, fixed and variable manufacturing overhead costs and business unit or division costs reasonably allocable to the manufacture, packaging and labeling of Licensed Products, and the like, as determined and allocated in accordance with generally accepted accounting principles (GAAP), consistently applied, excluding costs for excess manufacturing capacity not reasonably related to projected demand for Licensed Products, or (ii) with respect to Licensed Products purchased from a third party vendor, reasonable amounts actually paid to the vendor for such Licensed Products.

     1.12  "Net Profit" shall mean any Excess Equity Purchase Amount received by
            ----------
GenVec for the sale of GenVec stock during the term of this Agreement, and with respect to Licensed Products, the Net Revenues received by GenVec with respect to such Licensed Products, less:

          (a) with respect to Net Revenues subject to Section 1.13 (c), (d) and
(e), where GenVec or a third party which is not a sublicensee of GenVec manufactures Licensed Products for sale by GenVec, an amount for such manufacturing equal to the greater of (i) * of Net Sales with respect to such Licensed Products, or (ii) * of the Manufacturing Costs related to such Licensed Products; and

          (b) with respect to Net Revenues subject to Section 1.13 (d), any expenses incurred or accrued in connection with the unit packaging, labeling, marketing, sale or other disposition of the Licensed Products by GenVec, and general and administrative expenses relating to the preceding, as determined and allocated in accordance with generally accepted accounting principles.

     1.13  "Net Revenues" means the gross revenues received by GenVec for:
            ------------

          *

For the avoidance of doubt, it is understood and agreed that Net Revenues shall not include any amount received by GenVec from a third party for (i) the purchase of GenVec stock at or below the Equity Value thereof, (ii) Research and Development Payments, or (iii) reimbursement for patent expenses or other reimbursements incurred after the execution of a written agreement between GenVec and a third party providing for reimbursement of such expenses. It is further understood and agreed that where GenVec has entered into a co-promotion agreement with a third party with respect to Licensed Products pursuant to which both parties have the right to commercialize such Licensed Products, Net Revenues shall only include those revenues received by GenVec with respect to such Licensed Products which GenVec has the contractual right to retain. It is further understood and agreed that Net Revenues shall not include Withholding Taxes (as defined in Section 4.4 below) paid with respect to sales of Licensed Products to governmental entities pursuant to applicable law.

     1.14  "Net Sales" means the amounts received by GenVec and its sublicensees
            ---------
with respect to sales of Licensed Products to independent third parties, less:
(i) rebates, credits and cash, trade and quantity discounts, actually taken,
(ii) excise taxes, sales, use, value added, and other consumption taxes and other compulsory payments to governmental authorities, actually paid, (iii) the cost of any shipping packages and packing, if billed separately, (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties and tariffs actually paid, (vi) amounts allowed or credited due to returns or uncollectible amounts, and (vii) amounts paid to independent third parties for intellectual property rights to manufacture, use, import or sell Licensed Products. GenVec and its sublicensees shall not transfer Licensed Products for consideration other than cash or cash equivalents without providing Scios fair compensation therefore consistent with this Agreement; provided, GenVec shall provide such compensation in a form reasonably acceptable to Scios.

     1.15  "Research and Development Payments" means those payments received by
            ---------------------------------
GenVec from a third party licensee of a Licensed Product that are specifically intended to support research and development on such Licensed Product, including: (i) payments to fund the actual fully burdened direct costs of research and development by GenVec to be performed subsequent to the execution by GenVec of a written agreement with a third party providing for the reimbursement of such expenses, plus reasonable GenVec overhead, including general and administrative expenses, allocated to such research and development in accordance with GAAP, consistently applied; (ii) payments to cover the actual payments by GenVec to third parties for research and development relating to the Licensed Product; and (iii) payments for any other expenses which GenVec can demonstrate are directly related to such research and development and which can be reasonably allocated in accordance with GAAP, consistently applied.

     1.16  "Transfer Sales" means the amounts received by GenVec with respect to
            --------------
sales of Licensed Products to its sublicensees, less: (i) rebates, credits and cash, trade and quantity discounts, actually taken, (ii) excise taxes, sales, use, value added, and other consumption taxes and other compulsory payments to governmental authorities, actually paid, (iii) the cost of any shipping packages and packing, if billed separately, (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties and tariffs actually paid, (vi) amounts allowed or credited due to returns or uncollectible amounts, and (vii) amounts paid to independent third parties for intellectual property rights to manufacture, use, import or sell Licensed Products. GenVec shall not transfer Licensed Products to its sublicensees for consideration other than cash or cash equivalents without providing Scios fair compensation therefore consistent with this Agreement, in a form reasonably acceptable to Scios.

     1.17  "Territory" means all countries of the world.
            ---------

     1.18  "Valid Claim" means (i) a claim of an issued and unexpired patent
            -----------
claiming a human VEGF cDNA which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or unappealable decision, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (ii) a pending claim of a patent application claiming a human VEGF cDNA or a sequence Derived therefrom.


2.   LICENSE

     2.1  License Grant.  Scios hereby grants to GenVec an exclusive, worldwide
          -------------
license under the Licensed Technology, with the right to grant and authorize sublicenses, to make, have made, import, have imported, use, sell, offer for sale and otherwise exploit Licensed Products in the Field in the Territory.

     2.2  Delivery of Know-How.  Within five (5) days after the Effective Date,
          --------------------
Scios shall deliver to GenVec the biological materials listed on Exhibit B hereto and the sequence and genetic map of the VEGF 121 cDNA. Within forty-five
(45) days after the Effective Date, knowledgeable representatives of the parties shall meet to discuss the existing Know-How and shall agree on which Know-How Scios shall deliver to GenVec, and the schedule of delivery and form thereof.
At least semi-annually during the term of the Agreement, Scios shall provide to GenVec all Know-How developed or generated during the preceding six (6) month period.

     2.3  Cooperation.  It is understood and agreed that the parties intend to
          -----------
confer and cooperate to aid each other, without charge, in the development and commercialization of products within the Patent Rights. The parties shall negotiate in good faith the scope and nature of such activities, but agree to do at least the following:

          2.3.1  Scios Activities.  Scios shall: (i) provide GenVec with
                 ----------------
protocols for Scios' * (iii) meet with GenVec prior to GenVec's pre-IND meeting with the FDA, to discuss strategy for such meeting; * Such discussions will be participated in by Scios representatives with appropriate expertise in the relevant topics. The discussions shall include updates to GenVec as the understanding of these areas develops.

          2.3.2  GenVec Activities.  GenVec shall, to the extent permitted by
                 -----------------
its contracts with third parties, allow Scios to inspect GenVec's GMP manufacturing facility for Licensed Products and keep Scios generally informed regarding the development of Licensed Products. During the interactions between Scios and GenVec under this Section 2.3, GenVec shall not disclose to Scios Confidential Information of GenVec except as it may pertain to a Licensed Product, or any Confidential Information obtained from a third party.

          2.3.3  Level of Cooperation.  Unless otherwise agreed, neither party
                 --------------------
shall have any obligation to provide services to the other pursuant to this
Section 2.3 or Section 3.10 in excess of an aggregate of * per calendar quarter.

          2.3.4  Termination.  Except as expressly provided in this Section
                 -----------
2.3.4, the foregoing cooperative activities (but not activities subject to Section 3.10) shall terminate, at GenVec's discretion, if Scios, itself or with a third party, commences a program to develop either (i) a VEGF product outside the Field, or (ii) any product not based on VEGF which GenVec reasonably believes would compete with a Licensed Product. Scios shall promptly notify GenVec of its intent to commence any such program, and GenVec may notify Scios that it wishes to terminate the cooperative activities subject to this Section 2.3, and in such event such activities shall terminate effective immediately.

3.   CONSIDERATION

     3.1  Warrants.  In partial consideration of the license granted herein, of
          --------
even date herewith GenVec has granted Scios a warrant to purchase shares of GenVec stock pursuant to the terms of the Stock Warrant Agreement attached hereto as Exhibit C.

     3.2  Profit Sharing.  Subject to Section 3.4 below, in partial
          --------------
consideration of the license granted herein, *

     3.3  Minimum Royalty.  Notwithstanding Section 3.2 above, with respect to
          ---------------
sales of Licensed Products (including sales of Licensed Products in connection with a co-promotion relationship) made in countries where there is a Valid Claim of an issued patent within the Patent Rights covering such Licensed Products, subject to Section 3.4, GenVec shall pay to Scios no less * All payments made under this Section 3.3 and Section 3.4 below shall be fully creditable against any amounts due Scios under Section 3.2.

     3.4  Payment Reductions.  In the event that a Licensed Product is made,
          ------------------
used or sold in a country where there is a competing product in the Field, the amounts due Scios pursuant to Sections 3.2 and 3.3 shall be reduced as follows:

          3.4.1  One Competing Product.  If any Competing Product is sold in a
                 ---------------------
country and such Competing Product accounts for * or more of the total value of the sales (in local currency) of products in the Field in such country, then subject to Section 3.4.2 below, GenVec shall pay to Scios * of the amounts otherwise due pursuant to Sections
3.2 and 3.3 above with respect to sales of Licensed Products in such country.

          3.4.2  More than One Competing Product.  If two (2) or more Competing
                 -------------------------------
Products are sold in a country, and (i) one such Competing Product accounts for
* or more of the total value of the sales (in local currency) of products in the Field in such country, and (ii) the combined sales of all Competing Products in the Field in such country exceed * of total value of the sales (in local currency) of products in the Field, then GenVec shall pay to Scios * of the amounts otherwise due pursuant to Sections 3.2 and 3.3 above with respect to sales of Licensed Products in such country.

     3.5  Combination Products.  In the event that a Licensed Product is sold in
          --------------------
combination with one or more other product(s) (excluding any products which have no therapeutic utility) or active therapeutic agent(s) which are not Licensed Products, Net Revenues from such sales for purposes of calculating the amounts due under Sections 3.2, 3.3 and 3.4 above shall be calculated by multiplying the Net Revenues of that combination by the fraction A/(A + B), where A is the gross selling price of the Licensed Product sold separately and B is the gross selling price of the other product or active therapeutic agent(s) sold separately. In the event that no such separate sales are made of the Licensed Product or other active therapeutic agent or product, Net Revenues with respect to such combination product shall be as reasonably determined by the parties based on an allocation between such Licensed Product and such other product or active therapeutic agent(s), based upon their relative importance and proprietary protection. Notwithstanding the above, the provisions of this Section 3.5 shall not apply to Net Revenues to the extent an offset is taken for any corresponding Net Sales with respect to Section 1.14(vii).

     3.6  Other Technology and Products.  It is understood and agreed that in
          -----------------------------
the event GenVec enters into an agreement with a third party which provides such third party rights to the Licensed Technology and/or Licensed Products and intellectual property other than the Licensed Technology and/or products other than Licensed Products, pursuant to which it receives license fees and/or milestone payments with respect to (i) intellectual property other than the Licensed Technology for use in the development or commercialization of products other than Licensed Products, or (ii) products other than Licensed Products, the portion of such amounts which constitute Net Profits shall be as reasonably determined by the parties based on an allocation between the amounts attributable to the Licensed Technology or Licensed Product and such other intellectual property or product, based upon their relative importance and proprietary protection, and GenVec shall only pay to Scios that portion of such amounts reasonably attributable to the Licensed Technology or Licensed Product, as the case may be.

     3.7  Commercial Impracticability.  Notwithstanding the above, in the event
          ---------------------------
that GenVec believes that the payments set forth in Sections 3.2 or 3.3 above would make the sale of Licensed Products commercially impracticable it may notify Scios, and in such event the parties shall negotiate in good faith a reduction in such payments.

     3.8  One Payment.  No more than one payment shall be due with respect to a
          -----------
sale of a particular Licensed Product. No multiple payments shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim. No amount shall be payable under Sections 3.2 or 3.3 above with respect to Licensed Products distributed for use in research and/or development, in clinical trials, or as promotional samples where such samples are provided at or below cost.

     3.9  Payment Term.  Payments due under this Article 3 shall be payable on a
          ------------
country-by-country and Licensed Product-by-Licensed Product basis. In countries where there exists a Valid Claim of an issued patent within the Patent Rights covering a particular Licensed Product, such payments shall be payable until the expiration of the last-to-expire issued Valid Claim within the Patent Rights in such country covering such Licensed Product. If no Valid Claim of an issued patent within the Patent Rights covering a particular Licensed Product exists in a country, payments shall be payable in such country until the earlier of * of the Effective Date, or * of the first commercial sale of a Licensed Product in such country; provided, in the event that a patent within the Patent Rights containing a Valid Claim issues in such country, then GenVec shall make payments with respect to such Valid Claim for the period set forth in the second sentence above.

     3.10  Information regarding Gene Therapy.  In partial consideration of the
           ----------------------------------
rights granted herein, GenVec shall provide to Scios during the term of this Agreement general insights and information concerning the decision-making and development processes utilized by GenVec in the development of gene therapy products. Such discussions will be participated in by GenVec representatives with appropriate expertise in the relevant topics. The discussions shall include updates to Scios as the understanding of these areas develops. During the interactions between Scios and GenVec subject to this Section 3.10, GenVec need not disclose to Scios any Confidential Information of GenVec except as it may pertain to a Licensed Product, or any Confidential Information obtained from a third party. During the period of cooperative activities subject to Section 2.3, GenVec may provide such insights and information in the context of discussions regarding the development of a Licensed Product. Thereafter, GenVec may provide such insight and information to Scios in the context of another product or general education regarding the gene therapy field. Following termination of the cooperative activities subject to Section 2.3, GenVec shall not be required to meet with Scios representatives more than twice per calendar year to provide information under this Section, or participate in any such meetings more than five (5) years following the date of termination of the cooperative activities subject to Section 2.3. Such meeting may be held in person or by telephone or video conference.


4.   PAYMENTS

     4.1  Payments.  GenVec shall pay amounts due Scios pursuant to Article 3
          --------
within * after the last day of the calendar quarter in which they are received; provided, any amounts due with respect to Net Revenues subject to Section 1.13
(a) or (b) shall be paid to Scios within * after such amounts are received by GenVec. All payments due hereunder shall be made in U.S. dollars, and shall be made by bank wire transfer in immediately available funds to an account designated by Scios.

     4.2  Currency Conversion.  If any currency conversion shall be required in
          -------------------
connection with the calculation of payments hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. dollars, quoted for current "buy" transactions for purchasing U.S. dollars as reported in The Wall Street Journal for the last business day of the calendar
               -----------------------
quarter to which such payment pertains.

     4.3  Restrictions on Payment.  To the extent and as long as the laws and/or
          -----------------------
regulations in force in any country prohibit the payment, conversion or remittance of any of the payments as hereby contemplated, GenVec's obligations under Article 4 may be discharged by the deposit thereof to the account of GenVec, or its designee, in any commercial bank or trust company selected by Scios located in such country; provided, that no infraction of law or regulation occurs in making such deposit. If due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and GenVec will, from time to time, deposit such monies as Scios may lawfully direct, at no additional out-of-pocket expense to GenVec and with no further obligation to Scios.

     4.4  Withholding Taxes.  All amounts required to be paid to Scios pursuant
          -----------------
to this Agreement may be paid with deduction for withholding for or on account of any taxes (other than taxes imposed or measured by net income) or similar governmental charge imposed on such payment by a jurisdiction other than the United States ("Withholding Taxes"). GenVec agrees to take reasonable efforts to structure its business arrangements in order to minimize the Withholding Taxes, but shall have no obligation to follow any course of action or enter into any business relationship which would have an adverse impact on GenVec or its Affiliates or sublicensees, as reasonably determined by GenVec. Upon Scios' request, GenVec shall provide Scios a certificate evidencing payment of any Withholding Taxes hereunder.


5.   REPORTS AND RECORDS

     5.1  Net Profit Reports.  GenVec shall deliver to Scios within * after the
          ------------------
end of each calendar quarter in which Licensed Products are sold a written report setting forth in reasonable detail, on a Licensed Product-by-Licensed Product basis, the calculation of the amounts payable to Scios for such calendar quarter, including the quantities of Licensed Products sold and the Net Revenues and Net Profits with respect thereto. Such reports shall be Confidential Information of GenVec subject to Article 7 herein.

     5.2  Inspection of Books and Records.  GenVec shall maintain accurate books
          -------------------------------
and records which enable the calculation of amounts payable hereunder to be verified. GenVec shall retain the books and records for each quarterly period for * after the submission of the corresponding report under Section 5.1 hereof. Upon * prior notice to GenVec, independent accountants selected by

Scios, reasonably acceptable to GenVec, after entering into a confidentiality agreement with GenVec in a form reasonably acceptable to GenVec, may have access to the books and records of GenVec to conduct a review or audit once per calendar year, for the sole purpose of verifying the accuracy of GenVec's payments and compliance with this Agreement. The accountants shall report to Scios only whether there has been an underpayment and, if so, the amount thereof. Such access shall be permitted during GenVec's normal business hours at agreed times during the term of this Agreement and for * after the expiration or termination of this Agreement. Any such inspection or audit shall be at Scios' expense, however, in the event an inspection reveals underpayment of * or more in any audit period, GenVec shall pay the costs of the inspection.


6.   DILIGENCE

     6.1  Reasonable Efforts.  GenVec agrees to use reasonable efforts to
          ------------------
diligently develop and commercialize at least one Licensed Product and obtain such approvals as may be necessary for the sale of such Licensed Products in the United States and such other worldwide markets as GenVec elects to commercialize the Licensed Products. GenVec's efforts shall be comparable to those efforts GenVec makes with respect to its other products of comparable value, stage of development and patent protection. The selection of Licensed Products for development and commercialization shall be in the sole discretion of GenVec, and GenVec may satisfy its obligations under this Article 6 itself or through a sublicensee. GenVec shall notify Scios within * after the first commercial sale of each Licensed Product.

     6.2  First Clinical Dosing.  GenVec agrees to (i) use reasonable efforts to
          ---------------------
dose at least one (1) human patient with a Licensed Product under a United States IND sponsored by GenVec by the third anniversary of the Effective Date, or (ii) by the third anniversary of the Effective Date, expend at least * on the development of a Licensed Product. In the event that GenVec fails to accomplish both milestones, Scios may, within sixty (60) days of such date, provide GenVec notice that it intends to terminate the Agreement pursuant to Section 12.2; provided, however, in such event GenVec may present Scios evidence that it has acted diligently and in good faith to meet the milestones but failed due to reasons outside GenVec's control, and in such case Scios shall not have the right to terminate the Agreement.


7.   CONFIDENTIALITY; PUBLICATIONS

     7.1  Confidential Information.  Except as expressly provided herein, the
          ------------------------
parties agree that, for the term of this Agreement and for * thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (iv)  was independently developed by the receiving party; or

          (v) was lawfully disclosed to the receiving party by a person other than a party hereto.

     7.2  Permitted Use and Disclosures.  Each party hereto may use or disclose
          -----------------------------
information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with laws, governmental regulations or court orders submitting information to tax or other governmental authorities, conducting pre-clinical research and development or clinical trials, making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

     7.3  Public Disclosures.  Except as expressly provided in this Article 7,
          ------------------
no disclosure or public announcement or other disclosure to third parties concerning the existence of this Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally or contractually required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement of disclosure, which approval shall not be unreasonably withheld. The party required to make any such public announcement shall use its reasonable efforts to inform the other party of the proposed announcement in reasonably sufficient time prior to public release, and shall use its reasonable efforts to provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement. Once a particular disclosure has been approved, further disclosures which do not differ materially therefrom may be made without obtaining any further consent of the other party.

     7.4  Confidential Terms.  Except as expressly provided herein, each party
          ------------------
agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, reasonable disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys and other professional advisors.


8.   REPRESENTATIONS AND WARRANTIES

     8.1  Scios.  Scios represents and warrants that:  (i) it is a corporation
          -----
duly organized, validly existing and in good standing under the laws of Delaware; (ii) when executed and delivered, this Agreement will become valid and binding on Scios, and enforceable against Scios in accordance with its terms;
(iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Scios; (iv) it is the sole and exclusive owners of all right, title and interest in the Patent Rights and the Know-How; (v) it has the right to grant the rights and licenses granted herein; (vi) the Patent Rights and Know-How are free and clear of any lien, encumbrance, security interest or restriction on license; (vii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Patent Rights and Know-How, or any portion thereof, inconsistent with the license granted to GenVec herein; and
(viii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Patent Rights or Know-How.

     8.2  GenVec.  GenVec represents and warrants that: (i) it is a corporation
          ------
duly organized validly existing and in good standing under the laws of the State of Delaware; (ii) when executed and delivered, this Agreement will become valid and binding on GenVec, and enforceable against GenVec in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of GenVec, and
(iv) as of the Effective Date, without conducting any inquiry, GenVec is not aware of threatened or pending actions, suits, investigations, claims or proceedings in any way relating to issued patents which GenVec necessarily must acquire license or other rights to in order to commercialize the Licensed Technology.


9.   INTELLECTUAL PROPERTY

     9.1  Ownership.  Title to all inventions and other intellectual property
          ---------
made solely by or on behalf of GenVec during the term of the Agreement shall be owned by GenVec. Title to all inventions and other intellectual property made solely by or on behalf of Scios during the term of the Agreement shall be owned by Scios. Title to all inventions and other intellectual property made jointly by or on behalf of Scios and GenVec during the term of the Agreement shall be jointly owned by GenVec and Scios (each a "Joint Invention"). Inventorship of inventions and other intellectual property rights conceived and/or reduced to practice by the parties and ownership rights with respect thereto, shall be determined in accordance with the patent laws of the United States.

     9.2  Patent Prosecution.
          ------------------

          9.2.1  Scios Responsibilities.  Except as set forth in Sections 9.2.2
                 ----------------------
and 9.2.3, Scios shall, at its sole expense, have the right to control the preparation, filing, prosecution and maintenance of the Patent Rights, and any interferences, re-examinations, reissues and oppositions relating thereto, using patent counsel of its choice. Scios shall consult with GenVec regarding the conduct of all such activities, by providing GenVec an opportunity to review and provide input on all proposed submissions to any patent office at least thirty
(30) days before submittal, and shall include in such applications such claims as GenVec may reasonably request. Scios shall keep GenVec fully informed as to the status of such patent applications by promptly providing GenVec copies of all communications relating to such patent applications that are received from or sent to any patent office, including without limitation, notice of all interferences, reissues, re-examinations or oppositions.

          9.2.2  Scios Failure to Pursue.  In the event Scios fails to file or
                 -----------------------
having filed fails to further prosecute or maintain any patent applications or patents within the Patent Rights, or conduct any interferences, re-examinations, reissues or oppositions with respect thereto, then GenVec shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries worldwide it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions, at its sole expense, using patent counsel of its choice. In any such event, with respect to (a) patent applications filed before May 1, 1996, and patents issuing on patent applications claiming a priority date earlier than May 1, 1996, GenVec shall have no obligation to pay to Scios any amount with respect to any Licensed Product covered solely by such a patent application or patent, and with respect to (b) other patent applications and patents within the Patent Rights except those subject to Section 9.2.3, GenVec shall have the right to offset against payments due Scios under this Agreement an amount equal * the patent-related expenses incurred by GenVec in connection with conducting any of the foregoing activities with respect to such patent applications and patents.

          9.2.3  Joint Inventions.
                 ----------------

                 (a) The parties will cooperate to file, prosecute and maintain patent applications covering the Joint Invention(s) in the Core Countries (in European countries through a European Patent Convention application) and other countries agreed by the parties. The parties shall agree which parties shall be responsible for conducting such activities with respect to a particular Joint Invention and agree on a plan for such activities. The party conducting such activities shall keep the other party fully informed as to the status of such patent matters, including, without limitation, by providing the other party the opportunity, at the other party's expense, to review and comment on any documents relating to the Joint Invention which will be filed in any patent office at least thirty (30) days before such filing, and promptly providing the other party copies of any documents relating to Joint Invention which the party conducting such activities receives from such patent offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions. Subject to Section 9.2.3(b) below, the parties will share equally all reasonable expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for a Joint Invention in the Core Countries and other agreed countries in accordance with the agreed plan or a mutually agreed modification thereof.


                 (b) In the event that either party wishes to seek patent protection with respect to any Joint Invention outside the Core Countries, it shall notify the other party hereto. If both parties wish to seek patent protection with respect to such Joint Invention in such country or countries, activities shall be subject to Section 9.2.3(a) above. If only one party wishes to seek patent protection with respect to such Joint Invention in such country or countries, it may file, prosecute and maintain patent applications and patents with respect thereto, at its own expense. In any such case, the party declining to participate in patent application or patent relating to such activities shall not grant any third party a license under its interest in the applicable patent application or patent claiming such Joint Intervention without the prior written consent of the other party.

          9.2.4  GenVec Responsibilities.  GenVec shall, at its sole expense,
                 -----------------------
have the right to control the preparation, filing, prosecution and maintenance of any patent applications and patents solely owned by it, and any interferences, re-examinations, reissues and oppositions relating thereto, using patent counsel of its choice.

     9.3  Copies.  Upon request by GenVec, Scios shall provide to GenVec a copy
          ------
of any patent applications within the Patent Rights filed by Scios or its Affiliates during the term of this Agreement promptly after such application is filed. GenVec shall treat such patent applications as Confidential Information of Scios until such applications are published.

     9.4  Enforcement.  If either party hereto becomes aware that any Patent
          -----------
Rights (including, without limitation, patents claiming any Joint Invention) are being or have been infringed by any third party or are subject to a declaratory judgment action, or that any Know-How has been misappropriated by a third party, such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail.

          9.4.1  Scios.  Except as set forth in Section 9.4.3 below, Scios shall
                 -----
have the initial right, but not the obligation, to institute, prosecute and control any such action, suit or proceeding (an "Action") at its expense, using counsel of its choice, and GenVec shall cooperate with Scios in connection with any such Action, at Scios' expense; provided, Scios may not enter into any settlement which admits that any of the Patent Rights as it relates to the Field or any jointly owned patent claiming a Joint Invention is invalid or unenforceable. Any amounts recovered from third parties in any such Action shall be used first to reimburse Scios for its costs and expenses associated with such Action (including, without limitation, attorneys' and experts' fees), and the remainder shall be divided between the parties as follows: with respect to any Action other than one concerning a Joint Invention, GenVec shall receive
* of such remainder and Scios shall receive * and with respect to any Action concerning a Joint Invention other than one relating to gene therapy, GenVec shall receive * of such remainder and Scios shall receive *

          9.4.2  GenVec.  In the event Scios fails to initiate or defend any
                 ------
Action involving the Patent Rights within * days of receiving notice of any alleged infringement with respect to which one or more third parties has made sales of allegedly infringing products of at least * or an aggregate of at least *, GenVec shall have the right, but not the obligation, to initiate such an Action, at its expense; provided, GenVec may not enter into any settlement which admits that any of the Patent Rights are invalid or unenforceable. Any amounts recovered from third parties in any such Action shall be used first to reimburse GenVec for its costs and expenses associated with such Action (including, without limitation, attorneys' and experts' fees) and the remainder shall be divided by the parties with GenVec receiving * of such remainder and Scios receiving *

          9.4.3  Joint Inventions Relating to Gene Therapy.  GenVec shall have
                 -----------------------------------------
the initial right, but not the obligation, to institute, prosecute and control, at its expense, any such Action with respect to any patent application or patent claiming a Joint Invention relating to gene therapy, using counsel of its choice, and Scios shall cooperate with GenVec in connection with any such Action, at GenVec's expense; provided, GenVec may not enter into any settlement which admits that any patent claiming a Joint Invention is invalid or unenforceable. Any amounts recovered from third parties in any such Action shall be used first to reimburse GenVec for its costs and expenses associated with such Action (including, without limitation, attorneys' and experts' fees), and the remainder shall be divided between the parties, with Scios receiving * of such remainder and GenVec receiving *

     9.5  Infringement Claims.  If the practice by GenVec of the license granted
          -------------------
with respect to the Licensed Technology results in any allegation or claim of infringement of an intellectual property right of third party against GenVec or Scios (an "Infringement Claim"), GenVec shall have the exclusive right to defend any such claim, suit or proceeding, at its own expense, by counsel of its own choice and shall have the sole right and authority to settle any such suit, and shall indemnify Scios therefore pursuant to Sections 11.1 and 11.3; provided, however, Scios shall cooperate with GenVec, at GenVec's reasonable request in connection with the defense of such claim pursuant to Section 11.3. GenVec shall be entitled to offset such costs and expenses (including attorneys and professional fees) incurred in connection with any such proceeding against any amounts it would otherwise owe Scios under Article 3, up to a maximum of * of the amounts due Scios.

     9.6  Patent Term Extensions.  With respect to patents within the Patent
          ----------------------
Rights, if Scios has not itself earlier applied for a patent extension or other governmental equivalent available under applicable law with respect to a particular patent, at GenVec's request following approval of a Licensed Product, Scios shall, unless Scios or another Scios licensee is developing a product within the scope of such patent and such product has entered Phase II clinical trials as of the date of GenVec's request and Scios notifies GenVec that it intends to file a request for a patent extension or equivalent based on such other product, designate GenVec (or its designee) as Scios' agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the patent subject matter where available in any country in the world, or if not feasible, at GenVec's option, permit GenVec to file in Scios' name to obtain such extension for GenVec or its sublicensee(s), at GenVec's expense. Furthermore, Scios and its Affiliates agree to provide reasonable assistance to facilitate GenVec's or its sublicensees' efforts to obtain any such extension. In the event that GenVec elects not to seek such an extension or equivalent in any country it shall notify Scios, and Scios shall have the right to seek such an extension or equivalent in such country, at its expense.

     9.7  Gene Therapy Disclosures.  As of the Effective Date, GenVec has
          ------------------------
disclosed to Scios certain publications relating to gene therapy which GenVec believes may be relevant to the commercialization of the Licensed Technology.


10.  DISPUTE RESOLUTION

     10.1  Mediation.  If a dispute arises out of or relates to this contract,
           ---------
or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration, litigation, or some other dispute resolution procedures.

     10.2  Arbitration.  Scios and GenVec agree that any dispute or controversy
           -----------
arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach thereof, which is not resolved by mediation shall be settled by binding arbitration in Rockville, Maryland, under the then-current Commercial Arbitration Rules and Supplemental Procedures for Large, Complex Disputes of the American Arbitration Association by one (1) arbitrator appointed in accordance with such Rules. The arbitrators shall determine what discovery will be permitted, based on the principle of limiting the cost and time which the parties must expend on discovery; provided, the arbitrators shall permit such discovery as they deem necessary to achieve an equitable resolution of the dispute. The decision and/or award rendered by the arbitrator shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party.
The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert fees.


11.  INDEMNIFICATION

     11.1  GenVec.  GenVec shall indemnify, defend and hold harmless Scios and
           ------
its directors, officers, employees and agents (each a "Scios Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from any claim, suit or proceeding brought by a third party against a Scios Indemnitee, arising out of or in connection with (i) any misrepresentation with regard to, or breach of, any of the representations and warranties of GenVec set forth in Section 8.2, or
(ii) the use by GenVec or its sublicensees of the biological materials provided by Scios to GenVec, or the development, manufacture, use and sale of Licensed Products by GenVec or its sublicensees, except, in each case, to the extent due to the negligence or willful misconduct of Scios.

     11.2  Scios.  Scios shall indemnify, defend and hold harmless GenVec and
           -----
its directors, officers, employees and agents (each a "GenVec Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from any claim, suit or proceeding brought by a third party against a GenVec Indemnitee, arising out of or in connection with any misrepresentation with regard to, or breach of, any of the representations and warranties of Scios set forth in Section 8.1, except, to the extent due to the negligence or wilful misconduct of GenVec.

     11.3  Procedure.  In the event that any Indemnitee intends to claim
           ---------
indemnification under this Article 11 it shall promptly notify the other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof. The affected Indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any Liability covered by this Article 11. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, suit or Liability, or make any admission of liability or attempt to settle any claim without the prior written consent of the indemnifying party, which such party shall not be required to give.


12.  TERM AND TERMINATION

     12.1  Term.  The term of this Agreement shall commence on the Effective
           ----
Date, and unless earlier terminated as provided in this Article 12, shall continue in full force and effect on a country-by-country and Licensed Product-by-Licensed Product basis until there are no remaining payment obligations in a country, at which time the Agreement shall expire in its entirety in such country. Notwithstanding the above, upon the expiration of this Agreement in any country, GenVec shall have a non-exclusive, irrevocable, fully paid-up right and license to use and exploit the Know-How for any purpose.

     12.2  Termination for Cause.  If either party materially breaches this
           ---------------------
Agreement, the other party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach or is diligently seeking to cure such breach within sixty (60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within forty-five (45) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to dispute resolution as provided in Article 10 of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in an arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.

     12.3  Termination for Insolvency.  Either party may terminate this
           --------------------------
Agreement if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition or the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

     12.4  Termination for Impracticability.  GenVec may terminate this
           --------------------------------
Agreement with sixty (60) days written notice to Scios if GenVec or a GenVec sublicensee encounters significant technical, safety or efficacy difficulties in the development, manufacture or commercialization of a Licensed Product within the Patent Rights which would make the commercialization of such a Licensed Product commercially impracticable.

     12.5  Effect of Termination.
           ---------------------

          12.5.1  Accrued Rights and Obligations.  Termination of this Agreement
                  ------------------------------
for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

          12.5.2  Return of Confidential Information.  Upon any termination of
                  ----------------------------------
this Agreement, each party shall promptly return to the other party all Confidential Information received from the other party (except one copy of which may be retained for archival purposes).

          12.5.3  Stock on Hand.  In the event this Agreement is terminated for
                  -------------
any reason, until six (6) months after the effective date of such a termination GenVec and its sublicensees shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement then on hand, subject to Articles 4 and 5.

          12.5.4  Sublicensees.  In the event of any termination of this
                  ------------
Agreement any sublicensees granted by GenVec shall remain in force and effect and shall be assigned by GenVec to Scios, provided, however, that the financial obligations of each sublicense to Scios shall be limited to the amounts GenVec would have been obligated to pay to Scios for the activities of such sublicensee pursuant to this Agreement.

          12.5.5  Competing Products.  If Scios terminates this Agreement
                  ------------------
pursuant to Sections 12.2 or 12.3, GenVec may not commercialize a Licensed Product within the scope of a Valid Claim without paying to Scios the royalties due pursuant to Article 3, unless Scios commences the development or commercialization of a Licensed Product in the Field, itself or with a third party.

     12.6  Survival.  Sections 9.1, 9.2.3, 9.2.4, 9.5, 12.5 and 12.6, and
           --------
Articles 4 (with respect to Licensed Products sold prior to such termination or pursuant to Section 12.5.3), 5, 7, 8, 10, 11 and 13 of this Agreement shall survive termination of this Agreement for any reason.


13.  MISCELLANEOUS

     13.1  Governing Law.  This Agreement and any dispute arising from the
           -------------
performance or breach hereof shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflicts of laws.

     13.2  Independent Contractors.  The relationship of the parties hereto is
           -----------------------
that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

     13.3  Assignment.  Neither party may assign this Agreement without the
           ----------
prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, either party may assign this Agreement in connection with a transfer of all or substantially all of its assets relating to the agreements, whether by sale, merger, operation of law or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     13.4  Notices.  Any required notices hereunder shall be given in writing by
           -------
certified mail or overnight express delivery service at the address of each party below, or to such other address as either party may indicate on its behalf by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

     If to Scios:   Scios Inc.
                    2450 Bayshore Parkway
                    Mountain View, CA  94043
                    Attention: General Counsel
                    with a copy to:  Vice President, Business Development

     If to GenVec:  GenVec, Inc.
                    12111 Parklawn Drive
                    Rockville, MD  20852
                    Attention:  President
                    with a copy to:  Vice President, Corporate Development

     13.5  Force Majeure.  Neither party shall lose any rights hereunder or be
           -------------
liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     13.6  Compliance with Laws.  Each party shall furnish to the other party
           --------------------
any information related to the subject matter of this Agreement requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

     13.7  Covenant Not To Sue.  During the term of this Agreement, Scios agrees
           -------------------
not to assert or enforce against GenVec or any GenVec sublicensee any intellectual property right owned or controlled by Scios or its Affiliates which GenVec or its sublicensees may infringe or practice in connection with the development, manufacture, use, import, sale or other commercialization of any Licensed Product.

     13.8  LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER
           -----------------------
FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

     13.9  Advice of Counsel.  GenVec and Scios have each consulted counsel of
           -----------------
their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     13.10 Further Assurances.  At any time or from time to time on and after
           ------------------
the date of this Agreement, either party shall at the request of the other party
(i) deliver to the requesting party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting party may reasonably deem necessary or desirable in order for the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     13.11 Severability.  In the event that any provisions of this Agreement are
           ------------
determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement; provided, if the parties are unable to agree on such a substitute clause and the deletion of the provision held invalid or unenforceable would produce material adverse financial consequences for one party, such party shall have the right to terminate the Agreement with one hundred eighty (180) days notice.

     13.12 Waiver.  The failure of a party to enforce any provision of the
           ------
Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

     13.13 Entire Agreement; Amendment.  This Agreement including, its Exhibits,
           ---------------------------
sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto including, without limitation, the Confidentiality Agreement entered by the parties dated March 14, 1996. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

     13.14 Counterparts.  This Agreement may be executed in two counterparts,
           ------------
each of which shall be deemed an original and which together shall constitute one instrument.

          IN WITNESS WHEREOF, Scios and GenVec have executed this Agreement by their respective duly authorized representatives.

SCIOS INC.                          GENVEC, INC.


By:                                   By:
   --------------------------            ----------------------------

Print Name:                           Print Name:
           ------------------                    --------------------

Title:                                Title:
      -----------------------               -------------------------

                                   EXHIBIT A

                           PATENT RIGHTS (SCIOS INC.)

*

                                   EXHIBIT B

                        SCIOS INC. BIOLOGICAL MATERIALS

*

                                                                       EXHIBIT C
                                                                       ---------

                               WARRANT AGREEMENT


     This WARRANT AGREEMENT is entered into as of this 31st day of May, 1996, by and between GENVEC, INC., a Delaware corporation with its principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 (the "Company") and SCIOS INC., a Delaware corporation with its principal place of business at 2450 Bayshore Parkway, Mountain View, California 94043 (the "Holder").

     WHEREAS, the Company and the Holder have entered into a License Agreement, dated as of the date hereof (the "License Agreement"), pursuant to which the Holder has granted to the Company a license for the Patent Rights and Know-How (as such terms are defined in the License Agreement) relating to vascular endothelial growth factor ("VEGF") 121 and nucleic acid sequences encoding VEGF 121 and the Company and the Holder have agreed to cooperate to facilitate the development of proprietary VEGF products; and

     WHEREAS, the company desires to grant to the Holder the rights set forth in this Warrant Agreement as part of the consideration for the Holder entering into the License Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Warrant Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   The Warrant.  The Company hereby agrees to issue and sell to the
          -----------
Holder one million two hundred fifty thousand (1,250,000) shares (the "Warrant Shares") , of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price of two and a quarter U.S. dollars ($2.25) per share (the "Exercise Price"), subject to the vesting schedule described in
Section 2 and the other provisions of this Warrant Agreement and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant Agreement are subject to adjustment from time to time as provided in Section 8 of this Warrant Agreement.

     2.   Vesting Schedule.  The Holder's right to exercise this warrant
          ----------------
Agreement will vest in the following increments (the "Increments") upon the occurrence of the specified event (collectively, the "Events"), with respect to a Licensed Product (as defined in the License Agreement), or the specified date:
(a) twenty-five percent (25%) of the Warrant Shares upon the earlier of demonstration of efficacy in a pre-clinical animal model of cardiac ischemia or December 31, 1997; (b) twenty-five percent (25%) of the Warrant Shares upon the earlier of completion of pre-clinical toxicology in support of an investigational new drug application ("IND") filing or March 31, 1998; (c) twenty-five percent (25%) of the Warrant Shares upon the earlier of initiation of a Phase I or a Phase I/II clinical trial or June 30, 1998; and (d) twenty-five percent (25%) of the Warrant Shares upon the earlier of completion of a Phase I or a Phase I/II clinical trial or June 30, 1999. If either the Company or the Holder provides notice that it intends to terminate the License Agreement (and does not voluntarily revoke that notice of termination by written notice to the other party), pursuant to Section 12 of the License Agreement ("Cancels the License Agreement"), or the License Agreement otherwise terminates prior to the vesting in full of this Warrant Agreement pursuant to this Section, the then unvested Increments will not vest and, as of the date of such termination notice or termination, this Warrant Agreement will be null and void with respect to such unvested Increments (notwithstanding any notice period or period staying termination of the License Agreement under
Section 12 of the License Agreement; provided, however, that if the License
                                     -----------------
Agreement is reinstated voluntarily by both parties or through arbitration pursuant to Section 12 of the License Agreement, the Warrant Agreement will similarly be reinstated, except that the Increments that were unvested as of the date of the termination notice or termination will vest upon the earlier of the respective Events or such respective dates as are reasonably agreed to by the parties or determined as a part of the arbitration). If the Company or the Holder Cancels the License Agreement or the License Agreement otherwise terminates after any Increment vests, this Warrant Agreement will continue to be exercisable, to the extent of any then unexercised portion of the vested Increments, until the Expiration Date (as defined in Section 3 of this Warrant Agreement).

     3.   Expiration Date.  This Warrant Agreement, and the Holder's right to
          ---------------
purchase any of the Warrant Shares, will expire and cease to be of force and effect at 5:00 p.m. Eastern Standard Time on the fifth (5th) anniversary of the date of this Warrant Agreement (the "Expiration Date"); provided, however, that
                                                        -----------------
if the Company has not completed an initial public offering of Common Stock (the "IPO") within two (2) years from the date of this Warrant Agreement, the "Expiration Date" will be the fifth (5th) anniversary of the effective date of the IPO; provided further, that, notwithstanding any other provision of this
         ----------------
Section or this Warrant Agreement, the "Expiration Date" will not be any later than the tenth (10th) anniversary of the date of this Warrant Agreement.

     4.   Exercise of this Warrant Agreement.  The Holder may exercise this
          ----------------------------------
Warrant Agreement, to the extent of any then unexercised portion of the vested Increments, at any time prior to the Expiration Date, in whole or in part, (i) for amounts not less than one hundred thousand (100,000) Warrant Shares subject to this Warrant Agreement, as adjusted from time to time as provided in Section 8 of this warrant Agreement, or (ii) as a one-time exercise under this Warrant Agreement, for any unexercised portion of the vested Increments, by: (a) the surrender of this Warrant Agreement, With the Exercise Form attached hereto as Annex A properly completed and executed, at the principal office of the Company at 12111 Parklawn Drive, Rockville, Maryland 20852 or at such other office of the Company as the Company may designate by notice in writing to the holder of this Warrant Agreement, and (b) the delivery of a certified check, bank draft or wire transfer of immediately available funds, payable to the order of GenVec, Inc., in an amount equal to the then aggregate purchase price for the Warrant Shares being purchased upon such exercise. Upon receipt thereof by the Company on a business day, the Holder will be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the close of business on the date of such receipt by the Company, and the Company will promptly execute or cause to be executed and delivered to the Holder, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Exercise Form. If this Warrant Agreement is exercised only in part and has not expired, the Company will, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant Agreement of like tenor evidencing the right of the Holder to purchase the remaining Warrant Shares then covered by this Warrant Agreement. The Company will pay all expenses, taxes (excluding any income taxes incurred by the Holder) and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section.

     5.   Representations of the Company.  The Company hereby represents and
          ------------------------------
warrants to the Holder as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) This Warrant Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed by a duly authorized officer of the Company, and constitutes a valid and binding obligation of the Company.

          (c) Neither the execution and delivery of this Warrant Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of the Company or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company.

          (d) Upon exercise of this Warrant Agreement and payment of the then aggregate purchase price by the Holder, the Warrant Shares deliverable hereunder will be duly issued, fully paid and nonassessable shares and free from all taxes, liens and charges with respect to the issuance thereof.

     6.   Representations of the Holder.  The Holder hereby represents and
          -----------------------------
warrants to the Company as follows:

          (a) The Holder is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          (b) The Holder is acquiring this Warrant Agreement, and will acquire the Warrant Shares issuable upon exercise of this Warrant Agreement, for investment for its own account and not with a view to, or for resale in connection with, any distribution of this Warrant Agreement or the Warrant Shares issuable upon exercise of this warrant Agreement. The Holder understands that neither this Warrant Agreement nor the Warrant Shares issuable upon exercise of this Warrant Agreement have been registered under the Securities Act of 1933, as amended (the "Securities Act") , or under any state securities laws, and, as a result thereof, are subject to substantial restrictions on transfer. The Holder acknowledges that this Warrant Agreement and the shares issuable upon exercise of this Warrant Agreement must be held indefinitely, unless subsequently registered under the Securities Act and any applicable state securities laws or unless exemptions from registration under the Securities Act and such laws are available.

          (c) The Holder is an "accredited investor," as that term is defined in Rule 501 under the Securities Act.

          (d) The Holder is either (i) not an "Investment Company," as that term is defined in the Investment Company Act of 1940, or (ii) excluded from the definition of an Investment Company under Section 3(c)(1) of the Investment Company Act of 1940.

     7.   Survival of Representations.  The representations and warranties made
          ---------------------------
in Sections 5 and 6 of this Warrant Agreement will survive the date of this Warrant Agreement and will expire upon the earliest of (a) the Expiration Date,
(b) if the Company Cancels the License Agreement or the License Agreement otherwise terminates before any Increment vests, the date of the termination of the License Agreement, (c) if the Company Cancels the License Agreement or the License Agreement otherwise terminates after any Increment vests, the exercise of the entire unexercised portion of the vested Increments, or (d) the exercise of this Warrant Agreement for all of the remaining Warrant Shares purchasable upon exercise of this Warrant Agreement.

     8.   Certain Adjustments.  The Exercise Price at which Warrant Shares may
          -------------------
be purchased and the number of Warrant Shares to be purchased upon exercise of this Warrant Agreement are subject to change or adjustment as follows:

          (a) Stock Dividends, Distributions, Subdivisions, Combinations or
              -------------------------------------------------------------
Reclassifications.  In case the Company (i) pays a dividend in shares of Common
-----------------
Stock or makes a distribution in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant Agreement will be adjusted so that the Holder will be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, if this Warrant Agreement had been exercised immediately prior to the happening of such event or any record date with respect thereto. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant Agreement is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant Agreement will be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator will be the number of Warrant Shares purchasable upon the exercise of this Warrant Agreement immediately prior to such adjustment, and of which the denominator will be the number of Warrant Shares purchasable immediately thereafter. An adjustment made pursuant to this Subsection 8(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. No adjustment in the number of Warrant Shares purchasable hereunder will be required unless such adjustment would require an increase or decrease of at least one percent (it) in the number of Warrant Shares purchasable upon the exercise of this Warrant Agreement; provided,
                                                                ---------
however, that any adjustments which by reason of this restriction are not
-------
required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations will be made to the nearest one-thousandth of a share.

          (b) Preservation of Purchase Rights Upon Merger, Consolidation, etc.
              ---------------------------------------------------------------
In case of any consolidation of the Company with or merger of the Company into another corporation or other entity or in case of any sale, transfer or lease to another corporation or other entity of all or substantially all the property of the Company, the Company or such successor or purchasing corporation or other entity, as the case may be, will, at its option, (i) if any Increment has vested, pay the Holder an amount in cash equal to the number of Warrant Shares then exercisable pursuant to this Warrant Agreement multiplied by the difference between (A) the value of the aggregate consideration in the consolidation, merger, sale, transfer or lease divided by the number of fully-diluted shares of Common Stock then outstanding and (B) the then current Exercise Price, (ii) execute with the Holder an agreement that the Holder will have the right thereafter, upon vesting of any increment and payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of this Warrant Agreement the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant Agreement been exercised immediately prior to such action, or (iii) combine its options under (i) and (ii) of this Subsection 8 (b); provided,
                                                                 ---------
however, that no adjustment in respect of cash dividends, interest or other
-------
income on or from such shares or other securities and property will be made during the term of this Warrant Agreement or upon the exercise of this Warrant Agreement. Any agreement executed under Subsection 8(b) (ii) or (iii) will provide for adjustments, which will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Subsection 8(b) will similarly apply to successive consolidations, mergers, sales, transfers or leases.

          (c) No Adjustment for Cash Dividends.  No adjustment in respect of any
              --------------------------------
cash dividends will be made during the term of this Warrant Agreement or upon the exercise of this Warrant Agreement.

     9.   Fractional Shares.  Fractional shares will not be issued upon the
          -----------------
exercise of this Warrant Agreement, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms of this Warrant Agreement to receive a fractional share upon the exercise of this Warrant Agreement, the Company will, upon the exercise of this Warrant Agreement for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the market value of such fractional share (determined in such reasonable manner as may be prescribed by the Board of Directors of the Company in its discretion) over the proportional part of the per share purchase price represented by such fractional share.

     10.  Taxes.  The Company covenants and agrees that it will pay when due and
          -----
payable any federal taxes and any taxes imposed by the State of Delaware, other than income taxes incurred by the Holder, in respect of the issue of this Warrant Agreement, or any Warrant Shares or certificates therefor upon the exercise of this Warrant Agreement pursuant to the provisions of this Warrant Agreement.

     11.  Notice of Certain Events.  In case at any time the Company:
          ------------------------

          (a) Cancels the License Agreement prior to the vesting in full of this Warrant Agreement;

          (b) proposes, by resolution of its Board of Directors, a stock dividend, distribution, subdivision, combination or reclassification of the shares of capital stock of the Company for which this Warrant Agreement is exercisable; or

          (c) proposes, by resolution of its Board of Directors, any capital reorganization or any reclassification or change of capital stock that affects the Warrant Shares of the Company or any consolidation, merger or sale of properties and assets of the type described in Section 8 of this Warrant Agreement;

then, and in each of said cases, the Company will cause notice thereof to be delivered promptly to the Holder; provided, however, that the Company need not
                                  --------  -------
deliver any separate notice pursuant to Subsection 11(a) if such notice is provided in accordance with the License Agreement and need not deliver any notice pursuant to Subsection 11(b) until after any Increment has vested and unless there exists a then unexercised portion of the vested Increments;

provided further, that the Company will deliver any notice pursuant to
--------
Subsection 11(c) at least ten (10) days prior to the effective date of the proposed event.

     12.  Reservation of Shares.  The Company will at all times reserve and keep
          ---------------------
available out of its authorized but unissued stock, for the purpose of effecting the exercise of this warrant Agreement, such number of its duly authorized shares of capital stock for which this Warrant Agreement is exercisable, and the appropriate number of shares of any stock into which such stock is convertible, as will from time to time be sufficient to effect the exercise of this Warrant Agreement.

     13.  No Rights as Shareholder; Limitation of Liability.  This Warrant
          -------------------------------------------------
Agreement, as distinct from the shares for which this Warrant Agreement is exercisable, will not entitle the Holder to any of the rights of a shareholder of the Company. No provision of this Warrant Agreement, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, will give rise to any liability of the Holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     14.  Transfer Restrictions.
          ---------------------

          (a) Securities Laws.  NEITHER THIS WARRANT AGREEMENT NOR THE
              ---------------
SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT AGREEMENT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN

ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF EACH RELEVANT STATE, AND THE TERMS AND CONDITIONS HEREOF. EACH OF THE HOLDER OF THIS WARRANT AGREEMENT AND THE HOLDER OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

          (b) Stock Certificate Legend.  Each certificate for shares issued upon
              ------------------------
exercise of this Warrant Agreement will bear the following legend:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State. Neither the shares nor any interest or participation in the shares may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of in the absence of such registration or exemption therefrom under such Act or such laws and an opinion (which will be in form and substance satisfactory to the Company) of counsel satisfactory to the Company that such registration is not required."

          (c) General Restrictions.  The Holder may not transfer or assign this
              --------------------
Warrant Agreement unless it is transferred or assigned to the purchaser of all of the outstanding capital stock or all or substantially all of the assets, including every right and interest the Holder may have in the Patent Rights and Know-How, of the Holder. The Company may deem and treat the person in whose name this Warrant Agreement is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and will not be affected by any notice to the contrary, until presentation of this Warrant Agreement to the Company for registration of transfer consistent with this Section. The holder of this Warrant Agreement further agrees that prior to any transfer of this Warrant Agreement, consistent with this Section, or any transfer of the shares issued upon exercise hereof, such holder will give written notice to the Company, together with a copy of the opinion of such holder's counsel as to the availability of exemption from registration under all applicable securities laws in connection with any such transfer (which opinion will be reasonably satisfactory to counsel for the Company).

     15.  Lock-Up. In connection with any public offering of shares of Common
          -------
Stock, the Holder agrees to enter into a written agreement-with the managing underwriters, if the managing underwriters demand or request such an agreement from the Holder and from all holders (the "Other Holders") of more shares of Common Stock, or of shares of preferred stock convertible into more shares of Common Stock, than the number of shares of Common Stock owned by the Holder (regardless of whether the managing underwriters obtain such an agreement from any of the Other Holders), in such form and containing such provisions as are required by the managing underwriters (except that such provisions will not be less favorable to the Holder than the provisions of any agreements entered into by the managing underwriters with the Other Holders) to preclude the Holder from directly or indirectly offering to sell, contracting to sell or otherwise disposing of any shares of Common Stock, any options or warrants to purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock for a period of time not to exceed one hundred eighty (180) days after the effective date of the registration statement for the public offering.

     16.  Registration Rights.
          -------------------

          (a) Piggyback Registration Rights.
              -----------------------------

              (i) If the Company plans to file a registration statement under the Securities Act on a Form S-3 to register any shares of Common Stock for sale by it or any of its stockholders (the "Piggyback Registration Statement") (except in connection with any stock option plan, stock purchase plan, savings or similar plan), the Company shall provide the Holder with the right to include- Warrant Shares on the Piggyback Registration Statement (the "Piggyback Right") , if the Holder is the stockholder of record of any Warrant Shares at such time or has the vested right to acquire any Warrant Shares pursuant to this Warrant Agreement at such time, by providing the Holder with at least thirty
(30) days prior written notice thereof. At the written request of the Holder, given within twenty (20) days after the receipt of such notice, the Company will use its best efforts to cause all of the Warrant Shares for which registration shall have been requested to be included in the Piggyback Registration Statement. The Company shall provide the Holder with four Piggyback Rights to register Warrant Shares under this provision.

              (ii) In the event that the proposed offering is an offering by the Company that is, in whole or in part, an underwritten public offering of shares of Common Stock, and the managing underwriters determine and advise in writing that the inclusion of the Warrant Shares proposed to be included in the underwritten public offering and any other issued and outstanding shares of Common Stock or other securities proposed to be included therein by the security holders of the Company (the "Other Shares") would interfere with the successful marketing (including pricing) of the shares, the number of the Holder's Warrant Shares and the Other Shares to be included in such underwritten public offering shall be reduced first, pro rata among the Holder and the holders of Other Shares (other than the holders of shares of the Company's Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), the Company's Class B Convertible Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), the shares of Common Stock that have been issued upon conversion of the Class A Preferred Stock and the Class B Preferred Stock, and any shares of Common Stock or other securities issued in respect of any such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event ("Original Registration Stock")); second, if necessary, pro rata among the holders of Original Registration Stock, based upon the number of shares requested by holders thereof to be registered in such underwritten public offering; and lastly, if necessary, among the Company's shares requested by the Company to be registered.

          (b) Demand Registration Right.  Beginning after June 1, 1999, the
              -------------------------
Holder shall have one right to demand, by providing written notice to the Company (the "Demand Registration Right"), that the Company file a registration statement on Form S-3 to register Warrant Shares for resale by the Holder in an offering that is not underwritten (the "Registration Statement"). The

Company agrees to use its best efforts (i) to file the Registration Statement with the Securities and Exchange Commission ("SEC") within one hundred eighty
(180) days of receipt of the Holder's notice of its exercise of the Demand Registration Right, (ii) to obtain the effectiveness of the Registration Statement and (iii) to keep such Registration Statement effective for a period of sixty (60) days after its effectiveness. The Holder agrees that it will cease making offers and sales under the Registration Statement upon the giving of any notice (the "Notice") by the Company that the Registration Statement must be amended or supplemented. If the Company shall give any such notice, the Company will agree to keep the Registration Statement effective after it is amended or supplemented for such period of time equal to the sum of (i) the number of days beginning with the date of the Notice to the date the Holder has received an effective amended prospectus or a supplemented prospectus plus (y) sixty (60) less the number of days the Registration Statement was useable by the Holder prior to the Notice. If the Registration Statement is not filed with the SEC by the one hundred eightieth (180th) day after the Company's receipt of the Holder's notice of its exercise of the Demand Registration Right, the Holder shall have the right to a Cashless Exercise (as defined in Exhibit A attached hereto) of the Warrant Shares provided that the then current Market Price (as defined in Exhibit A attached hereto) exceeds the then current Exercise Price.

          (c) Whenever the Company is required to register any of the Holder's Warrant Shares pursuant to any of the provisions of this Section 16, the Company shall also be obligated to do the following:

              (i) Furnish to the Holder such copies of preliminary and final prospectuses and such other documents as the Holder may reasonably request to facilitate the public offering of the Holder's Warrant Shares;

              (ii) Use its best efforts to register or qualify the warrant Shares covered by said registration statement under the securities or Blue Sky laws of such jurisdictions as the Holder may reasonably request; provided,
                                                                 --------
however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

              (iii) Permit the Holder or its counsel or other representatives, at the Holder's expense, to inspect and copy such corporate documents and records as may reasonably be requested by them; and

              (iv) Furnish to the Holder a copy of all documents filed and all correspondence to or from the Securities and Exchange Commission in connection with any such offering.

          (d) The Holder shall bear all of the fees and expenses of its counsel in connection with the registration statement and the offering. The Holder shall bear all other expenses in connection with the preparation and filing of any Registration Statement and its pro rata share of all other expenses in connection with the preparation and filing of any Piggyback Registration Statement under this Section 16, any registration or qualification under the securities or Blue Sky laws of states in which the offering will be made under either such registration statement and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering and of any underwriters' or brokers' commission.

          (e) In connection with any public underwritten offering, the Company and the Holder shall enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Company's size and investment stature, including indemnification.

     17.  Miscellaneous.
          -------------

          (a) Amendments and Waivers.  This Warrant Agreement and any provision
              ----------------------
hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

          (b) Successors and Assigns.  This Warrant Agreement will be binding
              ----------------------
upon and inure to the benefit of the successors and assigns of the Company and the heirs and permitted registered assigns and transferees of the Holder.

          (c) Loss, Theft, Destruction or Mutilation.  Upon receipt by the
              --------------------------------------
Company of evidence reasonably satisfactory to it that this Warrant Agreement has been lost, stolen, destroyed or mutilated, and in the case of any lost, stolen or destroyed Warrant Agreement, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant Agreement, upon surrender and cancellation hereof, the Company will execute and deliver in the name of the registered holder of this Warrant Agreement, in exchange and substitution for the Warrant Agreement so lost, stolen, destroyed or mutilated, a new Warrant Agreement of like tenor with appropriate insertions and variations.

          (d) Law Governing.  This Warrant Agreement will be governed by, and
              -------------
construed and enforced in accordance with, the internal laws of the State of Delaware.

          (e) Entire Agreement.  This Warrant Agreement and the attached annex
              ----------------
constitute the full and entire understanding and agreement among the parties with regard to the subject of this Warrant Agreement and the attached annex, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject of this Warrant Agreement and the attached annex.

          (f) Notices. Unless otherwise provided, all notices, requests, demands
              -------
and other communications required or permitted under this Warrant Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) three
(3) business days after deposit with the United States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below; or

(iii) one (1) business day after deposit with Federal Express or another reputable overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

               (i)  If to the Company, then to:

                    GenVec, Inc.
                    12111 Parklawn Drive
                    Rockville, MD 20852

                    Attn: Chief Financial Officer
                    ----

                    with a copy to:

                    Attn: Vice President -- Business Development
                    -----

               (ii) If to the Holder, then to:

                    Scios Inc.
                    2450 Bayshore Parkway
                    Mountain View, CA 94043

                    Attn: General Counsel
                    -----

                    with a copy to:

                    Attn: Vice President -- Business Development

Either party may change the address to which communications are to be sent by giving five (5) business days, advance notice of such change of address to the other party in conformity with the provisions of this Section.

          (g) Headings. The headings in this Warrant Agreement are for purposes
              --------
of reference only and will not affect the meaning or construction or any of the provisions hereof.

          (h) Execution; Counterparts.  This Warrant Agreement may be executed
              -----------------------
in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Warrant Agreement will become binding when one or more counterparts of this warrant Agreement, individually or taken together, bear the signatures of all of the parties to this Warrant Agreement and the seal of the Company.

     IN WITNESS WHEREOF, the parties have caused this warrant Agreement to be duly executed and delivered as of the day and year first written above.

                              SCIOS INC.


                              By:
                                    -----------------------------------
                                    Name:
                                    Title:


                              GENVEC, INC.


                              By:
                                    -----------------------------------
                                    Thomas W. D'Alonzo
                                    President


Attest:


---------------------------
Charles A. Reinhart III
Secretary

[Corporate Seal]

                                                                         ANNEX A
                                                                         -------

                                 EXERCISE FORM

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                 TO EXERCISE THE ATTACHED WARRANT AGREEMENT OF

                                  GENVEC, INC.


     The undersigned, the record holder of the attached original, executed Warrant Agreement (the "Warrant Agreement") , pursuant to the provisions of the Warrant Agreement, hereby irrevocably elects to exercise the right, represented
by the Warrant Agreement, to purchase              Warrant Shares (as defined
                                      ------------
in the Warrant Agreement) covered by the Warrant Agreement, and herewith tenders payment in full therefor at the price per share provided by the Warrant Agreement.


                              ------------------------------------


                              By:
                                    -----------------------------------
                                    Name:
                                    Title:

                         Address:
                                    -----------------------------------

                                    -----------------------------------

Dated:               ,
      --------------- -----

                                                                       EXHIBIT D
                                                                       ---------


                   CLASS D PREFERRED STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is entered into as of the 31st day of May 1996, by and between GENVEC, INC., a Delaware corporation with its principal place of business at.12111 Parklawn Drive, Rockville, Maryland 20852 (the "Company"), and SCIOS INC., a Delaware corporation with its principal place of business at 2450 Bayshore Parkway, Mountain View, California 94043 (the "Investor"), with reference to the following recitals:

     WHEREAS, the Company was incorporated on December 7, 1992, under the laws of the State of Delaware;

     WHEREAS, the Company and the Investor have entered into a License Agreement, dated as of the date hereof (the "License Agreement"), pursuant to which the Investor has granted to the Company a license for the Patent Rights and Know-How (as such terms are defined in the License Agreement) relating to vascular endothelial growth factor ("VEGF") 121 and nucleic acid sequences encoding VEGF 121 and the Company and the Investor have agreed to cooperate to facilitate the development of proprietary VEGF products;

     WHEREAS, the Company and the Investor have entered into a Warrant Agreement, dated as of the date hereof (the "Warrant Agreement"), pursuant to which the Investor has the right to acquire, subject to vesting and other restrictions described in the Warrant Agreement, shares of the Company's common stock, par value $.01 per share ("Common Stock"); and

     WHEREAS, the Investor desires to purchase certain of the shares of the capital stock of the Company on the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   Terms of Sale.  The Company will issue and sell to the Investor, and
          -------------
the Investor will purchase from the Company, 571,429 shares of the Company's Class D Convertible Preferred Stock, par value $.01 per share (the "Shares") for an aggregate purchase price of one million U.S. dollars and seventy-five cents ($1,000,000.75) as follows:

          (a) On or before the third (3)rd) business day after the date hereof, the Investor will deliver to the Company a non-refundable deposit in the amount of three hundred fifty thousand U.S. dollars ($350,000) by wire transfer of immediately available funds; and

          (b) On or before July 2, 1996, the Investor will deliver to the Company a certified bank check, payable to the order of the Company, or a wire transfer of immediately available funds in an amount of six hundred fifty thousand U.S. dollars and seventy-five cents ($650,000.75) in payment for the Shares. Upon receipt of such payment by the Company on a business day, the Investor will be deemed to be the holder of record of the Shares and the Company will promptly execute a certificate evidencing issuance to the Investor of the appropriate number of fully-paid and nonassessable Shares.

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has all necessary corporate power to enter into this Agreement, to issue and deliver the Shares hereunder and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes a valid and binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) As of the date of this Agreement, the Company's authorized capital stock consists of (i) 51,305,095 shares of Common Stock, 3,747,629 of which are outstanding; (ii) 1,334,000 shares of Class A Convertible Preferred Stock, par value $.01 per share, 1,334,000 of which are outstanding; (iii) 11,800,468 shares of Class B Convertible Preferred Stock, par value $.01 per share, 11,320,314 of which are outstanding; (iv) 21,065,000 shares of Class C Convertible Preferred Stock, par value $.01 per share, 21,065,000 of which are outstanding; and (v) 2,000,000 shares of Class D Convertible Preferred Stock, par value $.01 per share, none of which are outstanding. There are no treasury shares held by the Company. All outstanding shares of capital stock are, and the Shares, when issued in accordance with or as contemplated by the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares are duly and validly authorized and reserved for issuance. Each share of Class D Convertible Preferred Stock is convertible into a share or shares of Common Stock, at the rate, and otherwise has the designations, preferences, limitations and rights, provided for in Article NINTH, attached hereto as Exhibit A, of the Company's Certificate of Incorporation as duly approved by the
---------
Company's stockholders.

          (d) The Company has made available to the Investors complete and correct copies of the Company's unaudited financial statements, attached hereto as Exhibit B, for the four-month period ended April 30, 1996. The unaudited financial statements have been prepared in a manner consistent with generally accepted accounting principles, subject to normal year-end audit adjustments and except that the unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. The financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the Company for the period presented.

          (e) The Company has no liabilities, except: (i) as disclosed or reflected in the financial statements attached hereto as Exhibit B; or (ii)
                                                         ----------
liabilities not in excess of two hundred fifty thousand U.S. dollars ($250,000).

          (f) To the Company's knowledge, there are neither any pending or threatened suits, legal proceedings, claims or governmental investigations against or with respect to the Company or its properties or assets nor any basis for any such suit, legal proceedings, claim or governmental investigation.

     3.   Representations and Warranties of the Investor.  The Investor hereby
          ----------------------------------------------
represents and warrants that:

          (a) The Investor is acquiring the Shares for purposes of investment for its own account and not with a view to, or for resale in connection with, the distribution thereof, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. The Investor has been advised and acknowledges that it will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws. The Investor also understands that the provisions of Rule 144 promulgated under the Securities Act, permitting routine sales of securities of certain issuers subject to the terms and conditions thereof,.are not currently available to it with respect to the Shares. The Investor acknowledges that the Company is under no obligation to register the Shares or to take any action to assist the Investor in complying with terms and conditions of any exemption that might be available under the Securities Act or any state securities laws with respect to sales of the Shares by the Investor in the future.

          (b) The Investor is an "accredited investor," as that term is defined in Rule 501 promulgated under the Securities Act.

          (c) The Investor is either (1) not an "Investment Company," as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) excluded from the definition of an Investment Company under Section 3)(c)(1) of the Investment Company Act.

          (d) The Investor acknowledges that the representations, agreements and acknowledgements set forth above are being given by the Investor with the understanding that they will be relied on by the Company and its Board of Directors to claim the availability of the exemption from the registration provisions of the Securities Act contained in Regulation D promulgated thereunder.

     4.   Covenants of the Company.  The Company hereby covenants that, so long
          ------------------------
as (i) the Investor owns any shares of the Company's Class D Convertible Preferred Stock or shares of Common Stock into which such shares of Class D Convertible Preferred Stock are convertible and (ii) the Company has not consummated an underwritten public offering of Common Stock pursuant to one or more registration statements filed under the Securities Act (or any successor statute), which yields gross proceeds to the Company of at least $15,000,000 and under which the offering price to the public is equal to at least $1.50 per share (adjusted for any stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the date hereof), the Company shall furnish to the Investor the following financial statements, reports and other documents, such annual financial statements to be prepared in accordance with generally accepted accounting principles consistently applied (except as may be noted therein) and such interim financial statements to be prepared in a manner consistent with the annual financial statements and consistent with generally accepted accounting principles (subject to normal year-end audit adjustments and the omission of footnotes required by generally accepted accounting principles), certified by the Company's chief executive or financial officer:

          (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and related statements of operations, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, which financial statements shall have been audited, and shall be accompanied by an opinion addressed to the Company from independent auditors.

          (b) As soon as available, and in any event within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet and unaudited statements of operations and cash flows.

     5.   Covenants of the Investor.
          -------------------------

          (a) The Investor agrees to hold the Shares subject to all applicable provisions of the Securities Act, applicable state securities laws, the Certificate of Incorporation and the Amended and Restated By-laws of the Company and this Agreement. The Investor shall give the Company prompt written notice of any such proposed disposition and shall not proceed with any such proposed disposition unless a registration under the Securities Act is in effect with respect to the Shares and all state securities laws have been complied with or unless the Company shall have received an opinion of counsel, satisfactory to the Company, to the effect that such registration is not required, and the Investor agrees that certificates representing the Shares issued to it pursuant hereto may bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION IN THE SHARES MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

          (b) The Investor agrees not to disclose to third parties any confidential information concerning the Company which is furnished to such Investor by the Company except as required by law, legal process or its fiduciary duty to report financial and business information to its partners or affiliates. The term "confidential information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by such Investor, or (ii) was or becomes available to such Investor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

     6.   Opinion of Counsel.  On or before July 2, 1996, the Company's counsel
          ------------------
will deliver to the Investor an opinion, in form and substance reasonably satisfactory to the Investor, that the Shares, when sold and delivered in accordance with this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     7.   Miscellaneous.
          -------------

          (a) Amendments and Waivers.  This Agreement and any provision hereof
              ----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

          (b) Successors and Assigns.  This Agreement will be binding upon and
              ----------------------
inure to the benefit of the successors and assigns of the Company and the heirs and permitted registered assigns and transferees of the Investor.

          (c) Transferability.  The Investor may not transfer or assign this
              ---------------
Agreement, or any of the rights or obligations hereunder, unless it is transferred or assigned to the purchaser of all of the outstanding capital stock or all or substantially all of the assets, including every right and interest the Investor may have in the Patent Rights and Know-How, of the Investor. The Investor further agrees that prior to any transfer of this Agreement, consistent with this Section, or any transfer of the shares issued hereunder, the Investor will give written notice to the Company, together with a copy of the opinion of the Investor's counsel as to the availability of exemption from registration under all applicable securities laws in connection with any such transfer (which opinion will be reasonably satisfactory to counsel for the Company).

          (d) Law Governing.  This Agreement will be governed by, and construed
              -------------
and enforced in accordance with, the internal laws of the State of Delaware.

          (e) Notices.  Unless otherwise provided, all notices, requests,
              -------
demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) three
(3) business days after deposit with the United States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below; or (iii) one (1) business day after deposit with Federal Express or another reputable overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

               (i)  If to the Company, then to:

                    GenVec, Inc.
                    12111 Parklawn Drive
                    Rockville, MD 20852

                    Attn:  Chief Financial Officer
                    ----

                    with a copy to:

                    Attn: Vice President -- Business Development

              (ii)  If to the Investor, then to:

                    Scios Inc.
                    2450 Bayshore Parkway
                    Mountain View, CA 94043

                    Attn:  General Counsel
                    ----

                    with a copy to:

                    Attn:  Vice President -- Business Development
                    ----

Either party may change the address to which communications are to be sent by giving five (5) business days' advance notice of such change of address to the other party in conformity with the provisions of this Section.

          (f) Headings.  The headings in this Agreement are for purposes of
              --------
reference only and will not affect the meaning or construction or any of the provisions hereof.

          (g) Execution; Counterparts.  This Agreement may be executed in any
              -----------------------
number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties to this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Class D Preferred Stock Purchase Agreement as of the date first above written.


                              SCIOS INC.


                              By:
                                    -----------------------------------
                                    Name:
                                    Title:


                              GENVEC, INC.


                              By:
                                    -----------------------------------
                                    Thomas W. D'Alonzo
                                    President